UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2011

FUNCTION(X) INC.
(Exact name of registrant as specified in charter)

Delaware		33-0637631
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

902 Broadway	10021
New York, New York 10010	(Zip Code)
(Address of principal
executive offices)

Registrant’s telephone number, including area code: (212) 838-3100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 29, 2011 in furtherance of its business plan, Function(x) Inc. (the “Company”), through its wholly-owned subsidiary, Project Oda, Inc., purchased certain assets of Mobile Messaging Solutions, Inc.’s Watchpoints business.  The consideration for such transaction was $3,000,000, consisting of $2,500,000 in cash and 200,000 shares of the Company’s common stock at a value of $2.50 per share.  The Watchpoints business is involved in developing, selling, maintaining and improving an interactive broadcast television application utilizing audio recognition technology.  The assets purchased include intellectual property and certain computer-related equipment, software and agreements for the implementation of the Watchpoints business.  The intellectual property included patent filings for audio verification technology and the provision of value-added programming/services based on such verification and trademarks for the “Watchpoints” name.  The Company also paid Kai Buehler, the CEO of Watchpoints, a $300,000 finder’s fee, appointed him as a Senior Vice President of the Company and he became a full-time employee of the Company.

The description of the Asset Purchase Agreement herein is not complete and is qualified in its entirety by reference to the full text of the Asset Purchase Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated by reference herein.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

                (d)                      Exhibits

Exhibit No.	Description

10.01	Asset Purchase Agreement dated September 29, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUNCTION (X) INC.

Date: October 3, 2011	By:	/s/ Mitchell J. Nelson
Name: Mitchell J. Nelson
Title: Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

10.01	Asset Purchase Agreement dated September 29, 2011

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